Exhibit (e)(2)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This First amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of August 7, 2017, by and among Innovator ETFs Trust II f/k/a Elkhorn ETF Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”) is effective as of April 1, 2018 (the “Effective Date”).

WHEREAS, the Trust and Distributor (“the Parties”) desire to amend the Agreement to (i) reflect a name change of the Trust and (ii) reflect an updated list of Funds in Exhibit A to add Innovator Lunt Low Vol/High Beta Tactical ETF (f/k/a Elkhorn Lunt Low Vol/High Beta Tactical ETF), and Innovator S&P High Quality Preferred ETF (f/k/a Elkhorn S&P High Quality Preferred ET, and delete all other Funds; and

WHEREAS, pursuant to Section 8(b) of the Agreement, all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.     All references to “Elkhorn ETF Trust” are hereby deleted and replaced with “Innovator ETFs Trust II.” All references in the Agreement to the “Trust” shall reference Innovator ETFs Trust II.

3.     Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.     Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.     This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

INNOVATOR ETFs TRUST II f/k/a	FORESIDE FUND SERVICES, LLC
Elkhorn ETF Trust

By:	By:
Name:		Mark Fairbanks, Vice President
Title:

EXHIBIT A

Funds:

As of April 1, 2018

Innovator ETFs Trust II (formerly known as Elkhorn ETF Trust)

●	Innovator Lunt Low Vol/High Beta Tactical ETF(f/k/a Elkhorn Lunt Low Vol/High Beta Tactical ETF)
●	Innovator S&P High Quality Preferred ETF (f/k/a Elkhorn S&P High Quality Preferred ETF)